Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-76920, 333-76920-01, 333-39771, 333-39771-01) and on Form S-3 (File Nos. 333-114016, 333-117546, 333-117546-01, 333-91998, 333-91998-01) of La Quinta Corporation and/or La Quinta Properties, Inc. of our reports dated February 10, 2003, except for Note 5 and Schedule III as to which the date is March 12, 2004 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas

Dallas, Texas
March 14, 2005